Exhibit 99.1

For more information, contact:

Ronald L. Smith

Chief Financial Officer

(336) 316-5545

Unifi Announces Fourth Quarter and Year End Results

GREENSBORO, N.C., July 24, 2013 – Unifi, Inc. (NYSE: UFI) today released preliminary operating results for its fourth quarter and fiscal year ended June 30, 2013. The Company’s reported net sales increased $12.8 million or 6.8% to $200.7 million for the quarter ended June 30, 2013, which consisted of 14 fiscal weeks, compared to net sales of $187.9 million for the quarter ended June 24, 2012, which consisted of 13 fiscal weeks. Net income for the June 2013 quarter was $10.5 million, or $0.54 per share, compared to net income of $11.3 million, or $0.56 per share, for the June 2012 quarter, as a 320 basis point improvement in gross margin was offset by lower earnings of unconsolidated affiliates and higher income tax expense.

Highlights for the June 2013 quarter included:

●	Adjusted EBITDA for the June 2013 quarter improved to $18.3 million compared to $14.1 million in the June 2012 quarter;
●	Gross margin improved significantly as a result of higher conversion margins and lower manufacturing costs driven by the Company’s mix enrichment and continuous improvement strategies;
●	Strong shipping volumes continued, as growth in U.S. retail demand benefitted the Company’s yarn operations in North America and China; and
●	The Company amended its $150 million bank credit facility to provide additional liquidity and improve its long-term operating flexibility.

The Company’s reported net sales increased $8.9 million or 1.3% to $714.0 million for the fiscal year ended June 30, 2013, compared to net sales of $705.1 million for the fiscal year ended June 24, 2012. For the 2013 fiscal year, net income was $16.6 million, or $0.84 per share, compared to net income of $11.5 million, or $0.57 per share, for the prior fiscal year and adjusted EBITDA was $52.7 million compared to adjusted EBITDA of $39.8 million for the prior fiscal year.

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Unifi Announces Fourth Quarter and Year End Results – page 2

Operating margins for the 2013 fiscal year were positively impacted by a 250 basis point improvement in gross margin and an $11.6 million decrease in interest expense related to the Company’s recently completed deleveraging strategy. These improvements were partially offset by an $8.3 million decrease in earnings from the Company’s unconsolidated affiliates and a $15.3 million increase in income taxes.

"Conversion margins for the June 2013 quarter improved, as raw material prices decreased, allowing us to recover margins lost during the run-up of raw material prices in the March 2013 quarter,” said Bill Jasper, Chairman and CEO of Unifi. “We are very pleased with the overall progress of our mix enrichment program and rigorous continuous improvement efforts. While we do not expect to consistently maintain the exceptional margins from the June 2013 quarter, we do expect our future financial performance to benefit from our continued investment in our premier value-added capabilities; continued growth of regional, synthetic apparel production; longer-term moderation of raw materials prices; and the continued recovery of our operations in Brazil and China.”

During the 2013 fiscal year, the Company utilized the $50.5 million of cash generated from operating activities and distributions from equity affiliates to repurchase 1.1 million shares of the Company’s common stock for $19.3 million and repay $23.8 million of outstanding debt. As of June 30, 2013, cash-on-hand was $8.8 million and total debt was $97.8 million.

"Due to our financial strength and positive operating results, we were able to successfully amend our $150 million bank credit facility during the June 2013 quarter," said Ron Smith, Chief Financial Officer of Unifi. “The amendment extends the maturity of the entire facility to May 2018; improves our liquidity by resetting the borrowings under the Term Loan to $50 million and eliminating scheduled quarterly principal payments; reduces the borrowing rate of the Term Loan; and removes share repurchases and certain optional debt prepayments from our fixed charge coverage ratio calculation. Accordingly, we believe the amendment provides additional stability to our long-term capital structure and significantly improves our flexibility and ability to execute on our strategic plans."

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Unifi Announces Fourth Quarter and Year End Results – page 3

Roger Berrier, President and Chief Operating Officer of Unifi, added: “Fiscal 2013 was another successful year for our premier value-added yarns, particularly Repreve, our flagship product. As we near 100% capacity utilization of our Repreve Recycling Center in Yadkinville, N.C., the Company has recently announced plans to expand both our capacity and flexibility to produce Repreve and our other premier value-added yarns. The expanded capacity will help keep us on track to drive growth of our premier value-added product portfolio, which is a cornerstone of our overall mix enrichment strategy.”

The Company will provide additional commentary regarding its fourth quarter and year end results during its earnings conference call on July 25, 2013, at 8:30 a.m. Eastern Time. The call will be webcast live at http://investor.unifi.com/ and will be available for replay approximately two hours after the live event and archived for at least twelve months. Additional supporting materials and information related to the call, as well as the Company's financial results for the June 2013 quarter will also be available at http://investor.unifi.com/.

Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: AIO® - all-in-one performance yarns, SORBTEK®, A.M.Y.®, MYNX® UV, REPREVE®, REFLEXX®, MICROVISTA® and SATURA®. Unifi's yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit www.unifi.com, or to learn more about REPREVE®, visit www.repreve.com.

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Financial Statements to Follow

Unifi Announces Fourth Quarter and Year End Results – page 4

CONSOLIDATED BALANCE SHEETS (Unaudited)

(amounts in thousands, except share and per share amounts)

	June 30, 2013	June 24, 2012
ASSETS
Cash and cash equivalents	$8,755	$10,886
Receivables, net	98,392	99,236
Inventories	110,667	112,750
Income taxes receivable	1,388	596
Deferred income taxes	1,715	7,807
Other current assets	5,913	6,722
Total current assets	226,830	237,997

Property, plant and equipment, net	115,164	127,090
Deferred income taxes	2,196	1,290
Intangible assets, net	7,772	9,771
Investments in unconsolidated affiliates	93,261	95,763
Other non-current assets	10,243	10,322
Total assets	$455,466	$482,233

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$45,544	$48,541
Accrued expenses	18,485	14,281
Income taxes payable	851	1,332
Current portion of long-term debt	65	7,237
Total current liabilities	64,945	71,391
Long-term debt	97,688	114,315
Other long-term liabilities	5,053	4,953
Deferred income taxes	1,300	794
Total liabilities	168,986	191,453
Commitments and contingencies

Common stock, $0.10 par (500,000,000 shares authorized, 19,205,209 and 20,090,094 shares outstanding)	1,921	2,009
Capital in excess of par value	36,375	34,723
Retained earnings	252,112	252,763
Accumulated other comprehensive income	(5,500)	28
Total Unifi, Inc. shareholders’ equity	284,908	289,523
Non-controlling interest	1,572	1,257
Total shareholders’ equity	286,480	290,780
Total liabilities and shareholders’ equity	$455,466	$482,233

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Unifi Announces Fourth Quarter and Year End Results – page 5

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(amounts in thousands, except per share amounts)

	For the Three Months Ended		For the Fiscal Years Ended
	June 30, 2013	June 24, 2012	June 30, 2013	June 24, 2012
Net sales	$200,742	$187,926	$713,962	$705,086
Cost of sales	175,030	169,832	640,858	650,690
Gross profit	25,712	18,094	73,104	54,396
Selling, general and administrative expenses	13,445	10,977	47,386	43,482
(Benefit) provision for bad debts	(411)	(207)	(154)	211
Other operating expense, net	1,414	953	3,191	2,071
Operating income	11,264	6,371	22,681	8,632
Interest income	(190)	(208)	(698)	(1,921)
Interest expense	448	3,282	4,489	16,073
Loss on extinguishment of debt	—	2,741	1,102	3,203
Loss on previously held equity interest	—	—	—	3,656
Other non-operating expense (income)	122	—	218	(1,488)
Equity in earnings of unconsolidated affiliates	(4,732)	(5,574)	(11,444)	(19,740)
Income before income taxes	15,616	6,130	29,014	8,849
Provision (benefit) for income taxes	5,385	(4,919)	13,344	(1,979)
Net income including non-controlling interest	10,231	11,049	15,670	10,828
Less: net (loss) attributable to non-controlling interest	(285)	(229)	(965)	(663)
Net income attributable to Unifi, Inc.	$10,516	$11,278	$16,635	$11,491

Net income attributable to Unifi, Inc. per common share:
Basic	$0.54	$0.56	$0.84	$0.57
Diluted	$0.52	$0.55	$0.80	$0.56

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Unifi Announces Fourth Quarter and Year End Results – page 6

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(amounts in thousands)

	For The Years Ended
	June 30, 2013	June 24, 2012
Cash and cash equivalents at beginning of year	$10,886	$27,490
Operating activities:
Net income including non-controlling interest	15,670	10,828
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(11,444)	(19,740)
Dividends received from unconsolidated affiliates	14,940	10,616
Depreciation and amortization expense	24,584	27,135
Loss on extinguishment of debt	1,102	3,203
Loss on previously held equity interest	—	3,656
Non-cash compensation expense, net	2,287	2,382
Excess tax benefit on stock-based compensation plans	(762)	—
Deferred income taxes	6,010	(6,933)
Other	690	523
Changes in assets and liabilities, excluding effects of foreign currency adjustments:
Receivables, net	(858)	(4,496)
Inventories	(394)	13,140
Other current assets and income taxes receivable	(452)	(1,650)
Accounts payable and accrued expenses	(498)	3,698
Income taxes payable	(366)	947
Net cash provided by operating activities	50,509	43,309
Investing activities:
Capital expenditures	(8,809)	(6,354)
Investments in unconsolidated affiliates	—	(360)
Other investments	(1,743)	—
Proceeds from other investments	694	—
Acquisition, net of cash acquired	—	(356)
Proceeds from sale of assets	430	507
Other	(343)	(295)
Net cash used in investing activities	(9,771)	(6,858)
Financing activities:
Payments of notes payable	—	(134,010)
Proceeds from revolving credit facilities	116,700	160,600
Payments on revolving credit facilities	(115,200)	(144,200)
Proceeds from issuance of term loans	—	80,000
Payments on term loans	(28,330)	(9,769)
Payments of debt financing fees	(309)	(3,127)
Proceeds from related party term loan	1,250	—
Repurchase and retirement of common stock	(19,315)	—
Contributions from non-controlling interest	1,280	920
Excess tax benefit on stock-based compensation plans	762	—
Other	1,229	(248)
Net cash used in financing activities	(41,933)	(49,834)

Effect of exchange rate changes on cash and cash equivalents	(936)	(3,221)
Net decrease in cash and cash equivalents	(2,131)	(16,604)
Cash and cash equivalents at end of year	$8,755	$10,886

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Unifi Announces Fourth Quarter and Year End Results – page 7

RECONCILIATIONS OF NET INCOME ATTRIBUTABLE TO UNIFI, INC. TO ADJUSTED EBITDA (Unaudited)

(amounts in thousands)

The reconciliations of Net income attributable to Unifi, Inc. to EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA are as follows:

	For the Three Months Ended		For the Fiscal Years Ended
	June 24, 2013	June 24, 2012	June 30, 2013	June 24, 2012
Net income attributable to Unifi, Inc.	$10,516	$11,278	$16,635	$11,491
Provision (benefit) for income taxes	5,385	(4,919)	13,344	(1,979)
Interest expense, net	258	3,074	3,791	14,152
Depreciation and amortization expense	5,142	6,533	23,860	26,225
EBITDA	21,301	15,966	57,630	49,889

Non-cash compensation expense, net	391	378	2,287	2,382
Loss on extinguishment of debt	—	2,741	1,102	3,203
Loss on previously held equity interest	—	—	—	3,656
Operating expenses for Repreve Renewables	374	309	1,293	911
Restructuring charges and startup costs	1,135	(84)	1,285	209
Other	(170)	334	497	(710)
Adjusted EBITDA Including Equity Affiliates	23,031	19,644	64,094	59,540

Equity in earnings of unconsolidated affiliates	(4,732)	(5,574)	(11,444)	(19,740)
Adjusted EBITDA	$18,299	$14,070	$52,650	$39,800

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Unifi Announces Fourth Quarter and Year End Results – page 8

NON-GAAP FINANCIAL MEASURES

Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America ("GAAP") because management believes such measures are useful to investors.

EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA

EBITDA represents net income or loss attributable to Unifi, Inc. before income tax expense, net interest expense, and depreciation and amortization expense (excluding interest portion of amortization). Adjusted EBITDA Including Equity Affiliates represents EBITDA adjusted to exclude non-cash compensation expense net of distributions, gains or losses on extinguishment of debt, loss on previously held equity interest, operating expenses for Repreve Renewables, restructuring charges and startup costs, and certain other adjustments. Such other adjustments include gains or losses on sales or disposals of property, plant and equipment, currency and derivative gains or losses, certain employee healthcare expenses, and other operating or non-operating income or expense items necessary to understand the underlying results of the Company. Adjusted EBITDA represents Adjusted EBITDA Including Equity Affiliates adjusted to exclude equity in earnings and losses of unconsolidated affiliates. We present Adjusted EBITDA as a supplemental measure of our operating performance. We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA are alternative views of performance used by management, and we believe that investors' understanding of our performance is enhanced by disclosing these performance measures.  Our management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal operating business; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions.  Adjusted EBITDA is also a key performance metric utilized in the determination of variable compensation.

We believe that the use of EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA as operating performance measures provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies.  We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases; and depreciation and amortization are non-cash charges.  Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not reflect our operating performance.  The other items excluded from Adjusted EBITDA are excluded in order to better reflect the performance of our continuing operations.

In evaluating EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.  EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

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Unifi Announces Fourth Quarter and Year End Results – page 9

NON-GAAP FINANCIAL MEASURES

(continued)

Each of our Adjusted EBITDA and Adjusted EBITDA Including Equity Affiliates measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

●	it does not reflect changes in, or cash requirements for, our working capital needs;

●	it does not reflect the interest expense or the cash requirements necessary to service interest or to make principal payments on our debt;

●

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA (or our Adjusted EBITDA Including Equity Affiliates) measure does not reflect any cash requirements for such replacements;

●	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

●	it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our on-going operations;

●	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

●	other companies in our industry may calculate this measure differently than we do, which may limit its usefulness as a comparative measure.

Because of these limitations, neither Adjusted EBITDA nor Adjusted EBITDA Including Equity Affiliates should be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information.

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Unifi Announces Fourth Quarter and Year End Results – page 10

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of Unifi, Inc. (the "Company") that are based on management's current expectations, estimates and projections about the markets in which the Company operates, as well as management's beliefs and assumptions.  Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements.  Moreover, such forward-looking statements reflect management's judgment only as of the date hereof, and the Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise. For these and other reasons, readers should use caution in considering forward-looking statements, and should not place undue reliance on any of them.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, our forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials; the success of our subsidiaries; pressures on sales prices and volumes due to competition and economic conditions; reliance on and financial viability of significant customers; operating performance of joint ventures and other equity investments; technological advancements; employee relations; changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities); continued availability of financial resources through financing arrangements and operations; market price of the Company’s stock; restrictions imposed by the Company’s credit facility; outcomes of pending or threatened legal proceedings; negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition; regulations governing tax laws; other governmental and authoritative bodies' policies and legislation; and proceeds received from the sale of assets held for disposal.  In addition to these illustrative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control.  Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

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